Exhibit 10.4

COMBIMATRIX CORPORATION

2006 STOCK INCENTIVE PLAN

(as amended and restated June 17, 2015)(1)

ARTICLE ONE

GENERAL PROVISIONS

I.                                        PURPOSE OF THE PLAN

This CombiMatrix Corporation 2006 Stock Incentive Plan is intended to promote the interests of CombiMatrix Corporation, a Delaware corporation, by providing eligible persons in the Corporation’s Service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such Service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.                                   STRUCTURE OF THE PLAN

A.                                    The Plan shall be divided into three separate equity incentive programs:

•                  the Discretionary Option/Stock Appreciation Right Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

•                  the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

B.                                    The provisions of Articles One and Five shall apply to all equity incentive programs under the Plan and shall govern the interests of all persons under the Plan.

III.                              ADMINISTRATION OF THE PLAN

A.                                    The Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to

(1)  All share numbers reflect the fifteen-for-one reverse stock split of the Corporation’s Common Stock effected at the close of business on January 29, 2016.

all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Committee, or the Board may retain the power to administer those programs with respect to all such persons. Other than with respect to Section 16 Insiders, the Board may also appoint an Executive Officer Committee to administer the Discretionary Option Program and Stock Issuance Program, subject to the applicable limitations and requirements of the Delaware Corporate Law.  However, any discretionary option grants or stock issuances to members of the Committee must be authorized and approved by a disinterested majority of the Board.

B.                                    Members of the Committee or, if applicable, the Executive Officer Committee, shall serve for such period of time as the Board may determine and may be removed by the Board at any time.

C.                                    The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

D.                                    Service on the Committee shall constitute Service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Committee or, if applicable, the Executive Officer Committee, shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

IV.                               ELIGIBILITY

A.                                    The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i)        Employees,

(ii)        non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii)        consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.                                    The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, if, and the extent to which, each option is to be exercisable at a different time or times than those times set forth in Section I.B.1. of Article Two of the Plan, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

C.                                    The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option/Stock Appreciation Right Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V.                                    STOCK SUBJECT TO THE PLAN

A.                                    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Subject to adjustment by the Plan Administrator pursuant to Section V.E below, effective June 17, 2015, the number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 200,000 shares of Common Stock.  For purposes of clarification, the shares of Common Stock subject to the Assumed Options are not included in the 200,000 shares of Common Stock reserved hereunder for issuance pursuant to this paragraph, though the shares of Common Stock subject to the Assumed Options may become available for grant under this Plan to the extent provided in Article One, Section V.D. below. (See Amendment to this Section V.A. below on page 25).

B.                                    The maximum aggregate number of shares of Common Stock that may be issued under the Plan through Incentive Options shall be 200,000 shares of Common Stock.

C.                                    At such time as stock option or stock appreciation rights granted under the Plan may qualify as performance-based compensation under Code Section 162(m), no one person participating in the Plan may receive stock options or separately exercisable stock appreciation rights for more than 20,000 shares of Common Stock in the aggregate per calendar year.  At such time as direct stock issuances, restricted stock unit or other share-based awards granted under the Plan may qualify as performance-based compensation under Code Section 162(m), no one person participating in the Plan may receive direct stock issuances, restricted stock unit or other share-based awards for more than 20,000 shares of Common Stock in the aggregate per calendar year. In addition, the maximum dollar value payable to any one Participant with respect to awards granted under Article Five, Section VIII.B. is $1,000,000 per calendar year.

D.                                    Shares of Common Stock subject to outstanding options, Assumed Options or stock appreciation rights shall be available for subsequent issuance under the Plan to the extent such shares are not issued pursuant to such options, Assumed Options or stock appreciation rights prior to the expiration, termination or cancellation of such options, Assumed Options or stock appreciation rights for any reason.  Shares of Common Stock subject to outstanding restricted stock unit or other share-based awards shall be available for subsequent issuance under the Plan to the extent those restricted stock unit or other share-based awards expire, terminate or are cancelled for any reason prior to the issuance of all shares of Common Stock subject to such restricted stock unit or other share-based awards. Unvested shares issued under the Plan and subsequently cancelled, forfeited or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan.  Notwithstanding anything to the contrary in this Section, the following shares of Common Stock will not again become available for issuance under the Plan: (i) any shares of Common Stock which would have been issued upon any exercise of an option but for the fact that the exercise was paid by a cancellation of such shares of Common Stock pursuant to Section I.A.2.ii of Article Two, (ii) any shares of Common Stock withheld by the Corporation or shares of Common Stock tendered to satisfy any tax withholding obligation with respect to an option or stock appreciation right, (iii) shares of Common Stock covered by a stock appreciation right issued under the Plan that are not issued in connection with settlement in shares of Common Stock upon exercise, or (iv) shares of Common Stock that are repurchased by the Corporation using option exercise proceeds.

E.                                     If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, merger, reorganization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number, type and/or class of securities issuable under the Plan, (ii) the maximum number, type and/or class of securities for which any one person may be granted (x) stock options and separately exercisable stock appreciation rights and (y) direct stock issuances, restricted stock unit and other share-based awards under the Plan per calendar year, (iii) the number, type and/or class of securities and the exercise price per share in effect under each outstanding option and stock appreciation right under the Plan, (iv) the number, kind and/or class of securities under each restricted stock unit or other share-based award, and (v) the maximum number, type and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B. of this Article One. Such adjustments to the outstanding awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION/STOCK APPRECIATION RIGHT GRANT PROGRAM

I.                                        OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.                                    EXERCISE PRICE.

1.                                      The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date, provided, however, that the Plan Administrator may designate a purchase price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Plan Administrator, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged into the Corporation (or an affiliate).

2.                                      The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

(i)                                     cash or check made payable to the Corporation, or

(ii)                                  shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (including the cancellation of shares of Common Stock subject to the option), or

(iii)                               to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale, or

(iv)                              to the extent permitted by the Plan Administrator, by delivering to the Optionee a number of shares of Common Stock having an aggregate Fair Market Value (determined as of the Exercise Date) equal to the excess, if positive, of the Fair Market Value of the shares of Common Stock underlying the Option being exercised on the Exercise Date, over the exercise price of the Option for such shares of Common Stock, or

(v)                                 Any other form of legal consideration, as determined by the Plan Administrator and specifically included in the stock option agreement.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.                                    EXERCISE AND TERM OF OPTIONS.

1.                                      Each option shall vest and be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option.

2.                                      Notwithstanding any other provision of the Plan, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.                                    EFFECT OF TERMINATION OF SERVICE.

1.                                      The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i)                                     Termination of Service.  Subject to earlier termination of the option as otherwise provided in the Plan and unless otherwise specifically provided by the Plan Administrator with respect to an option and set forth in the award agreement (either at grant or by amendment at a later time), an option shall remain exercisable, to the extent vested, after a Optionee’s termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate and no longer be exercisable:

(A)                               Death or Permanent Disability.  If the Optionee’s Service terminates because of the death or Permanent Disability of the Optionee, the option, to the extent unexercised, vested and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s legal representative or estate, as applicable) at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Plan Administrator, in its discretion) after the date on which the Optionee’s Service terminated, but in any event only with respect to the unexercised and vested portion of the option and not after the maximum term of the option.

(B)                               Termination for Misconduct.  Notwithstanding any other provision of the Plan to the contrary, if the Optionee’s Service is terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options, then all such options shall terminate immediately and cease to be outstanding.

(C)                               Other Termination of Service.  If the Optionee’s Service terminates for any reason, except Permanent Disability, death or Misconduct, the option, to the extent unexercised, vested and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee at any time prior to the expiration of three (3) months (or such longer or shorter period of time as determined by the Plan Administrator, in its discretion) after the date on which the Optionee’s Service terminated, but in any event only with respect to the unexercised and vested portion of the option and not the maximum term of the option.

(ii)                                  Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of descent and distribution or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii)                               During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2.                                      The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)                                     extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term and in no event to such extent to make the option subject to Section 409A (unless given the prior consent of the Optionee), and/or

(ii)                                  permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.                                    STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.                                     REPURCHASE RIGHTS.  The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock.  Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right, but not the obligation, to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of the Optionee’s cessation of Service.  The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.                                      LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of descent and distribution following the Optionee’s death. Non-Statutory Options shall be subject to the same limitation, except as otherwise determined by the Plan Administrator, including an assignment to the Optionee’s Immediate Family.  To the extent that a Non-Statutory Option is assigned, the assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.                                   INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One and Two shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.                                    ELIGIBILITY. Incentive Options may only be granted to Employees.

B.                                    EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C.                                    DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.  To the extent that the options exceed this limit, the excess amount shall be considered Non-Statutory Options.

D.                                    FAILURE TO QUALIFY AS INCENTIVE OPTION.  To the extent that any option governed by this Plan does not qualify as an Incentive Option, by reason of the dollar limitation described in Section II.C of this Article Two or for any other reason, such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

E.                                     10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.                              STOCK APPRECIATION RIGHT TERMS

The Plan Administrator may grant stock appreciation rights either in conjunction with all or part of any option or without regard to any option, in each case upon such terms and conditions as the Plan Administrator may establish in its sole discretion, not inconsistent with the provisions of the Plan.  Each stock appreciation right shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

A.                                    RIGHT TO PAYMENT.

1.                                      Each stock appreciation right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the per share strike price of the stock appreciation right.

2.                                      The Plan Administrator shall determine the method of settlement, form of consideration payable in settlement and method by or forms in which shares of Common Stock will be delivered or deemed to be delivered to Participants.

3.                                      The strike price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the stock appreciation right grant date.

B.                                    EXERCISE AND TERM OF STOCK APPRECIATION RIGHTS.  Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right.  However, no stock appreciation right shall have a term in excess of ten (10) years measured from the stock appreciation right grant date.

C.                                    EFFECT OF TERMINATION OF SERVICE.

1.                                      The following provisions shall govern the exercise of any stock appreciation rights held by the Participant at the time of cessation of Service or death:

(i)                                     Any stock appreciation right outstanding at the time of the Participant’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right, but no such stock appreciation right shall be exercisable after the expiration of the stock appreciation right term.

(ii)                                  Any stock appreciation right held by the Participant at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant’s estate or by the person or persons to whom the stock appreciation right is transferred pursuant to the Participant’s will or the laws of inheritance or by the Participant’s designated beneficiary or beneficiaries of that stock appreciation right.

(iii)                               Should the Participant’s Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more outstanding stock appreciation rights under this Article Two, then all those stock appreciation rights shall terminate immediately and cease to be outstanding.

(iv)                              During the applicable post-Service exercise period, the stock appreciation right may not be exercised in the aggregate for more than the number of vested shares for which the stock appreciation right is exercisable on the date of the Participant’s cessation of Service.  Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the stock appreciation right term, the stock appreciation right shall terminate and cease to be outstanding for any vested shares for which the stock appreciation right has not been exercised.  However, the stock appreciation right shall, immediately upon the Participant’s cessation of Service, terminate and cease to be outstanding to the extent the stock appreciation right is not otherwise at that time exercisable for vested shares.

2.                                      The Plan Administrator shall have complete discretion, exercisable either at the time a stock appreciation right is granted or at any time while the stock appreciation right remains outstanding, to:

(i)                                     extend the period of time for which the stock appreciation right is to remain exercisable following the Participant’s cessation of Service from the limited exercise period otherwise in effect for that stock appreciation right to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the stock appreciation right term, and/or

(ii)                                  permit the stock appreciation right to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such stock appreciation right is exercisable at the time of the Participant’s cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.

D.                                    STOCKHOLDER RIGHTS.  The holder of a stock appreciation right shall have no stockholder rights with respect to the shares subject to the stock appreciation right until such person shall have exercised the stock appreciation right, received shares of common stock in connection with such exercise and become a holder of record of the purchased shares.

E.                                     LIMITED TRANSFERABILITY OF STOCK APPRECIATION RIGHTS.  During the lifetime of the Participant, stock appreciation rights shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or the laws of inheritance following the Participant’s death, except that the Plan Administrator may structure one or more stock appreciation rights under the Discretionary Option/Stock Appreciation Right Grant Program so that each such stock appreciation right may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s family or to a trust established exclusively for one or more such family members or to Participant’s former spouse, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order.  The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the stock appreciation right pursuant to the assignment.  The terms applicable to the assigned portion shall be the same as those in effect for the stock appreciation right immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.  Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding stock appreciation rights under this Article Two, and those stock appreciation rights shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those stock appreciation rights.  Such beneficiary or beneficiaries shall take the transferred stock appreciation rights subject to all the terms and conditions of the applicable agreement evidencing each such transferred stock appreciation right, including (without limitation) the limited time period during which the stock appreciation right may be exercised following the Participant’s death.

IV.                               CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, from time to time, and with prior approval of the Corporation’s stockholders and the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option/Stock Appreciation Right Grant Program (including outstanding options incorporated from the Predecessor Plans) and to grant (i) in substitution new options or stock appreciation rights covering the same or a different number of shares of Common Stock but with an exercise price per share calculated based upon the Fair Market Value per share of Common Stock on the new grant date; (ii) stock issuances (including restricted stock unit awards); (iii) cash; or (iv) other property.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.                                        STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to (i) restricted stock unit awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or in one or more installments over the Participant’s period of Service or (ii) other share-based awards.

A.                                    PURCHASE PRICE.

1.                                            The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than any legal limit required under state law.

2.                                            Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)                                     cash or check made payable to the Corporation for one hundred percent of the Fair Market Value of the shares of Common Stock to be purchased,

(ii)                                  past services rendered to the Corporation (or any Parent or Subsidiary),

(iii)                               services to be rendered to the Corporation (or any Parent or Subsidiary) during the vesting period, or

(iv)                              any other form of legal consideration that may be acceptable to the Plan Administrator.

B.                                    VESTING PROVISIONS.

1.                                      Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock unit awards which shall not deliver shares of Common Stock upon grant, but shall entitle the recipients to receive those shares upon the attainment of designated performance goals or in one or more installments over the Participant’s period of Service. Upon the attainment of such performance goals or Service period, fully vested shares of Common Stock shall be issued in satisfaction of those restricted stock unit awards.  Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to other stock-based awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock), as are deemed by the Plan Administrator to be consistent with the purpose of the Plan.  The Plan Administrator shall determine the terms and conditions of such other share-based awards, subject to the terms of the Plan and any applicable Award Agreement.  No other share-based award shall contain a purchase right or option-like exercise feature.

2.                                      Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.                                      Aside from shares of Common Stock underlying unsettled restricted stock unit awards and other share-based awards, the Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.                                      Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares.  To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

5.                                      The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6.                                      Outstanding restricted stock unit and other share-based awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding restricted stock unit awards as to which the designated performance goals or Service requirements have not been attained.

II.                                   SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

CORPORATE TRANSACTIONS

I.  PERMITTED ACTIONS

A.                                    In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of shares of Common Stock or other securities of the Corporation or any other similar corporate transaction or event involving the Corporation (any such action a “Corporate Transaction”), or the Corporation shall enter into a written agreement to undergo a Corporate Transaction, the Plan Administrator may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the Corporate Transaction, provided that the consummation of the Corporate Transaction subsequently occurs), and no action taken under this Article Four shall be deemed to impair or otherwise adversely alter the rights of any holder of an Award or beneficiary thereof:

(i)                                     either (A) termination of the Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the Award or realization of the Participant’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the Corporate Transaction, the Plan Administrator determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Plan Administrator, in its sole discretion;

(ii)                                  that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)                               that, subject to Article Four, Section I.B. below, the Award shall be exercisable or payable or fully vested with respect to all shares of Common Stock covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)                              that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the Corporate Transaction.

B.                                    No Award Agreement shall accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a change-in-control event unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) such Corporate Transaction.

ARTICLE FIVE

MISCELLANEOUS

I.                                        NO FRACTIONAL SHARES

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan, and the Plan Administrator shall determine whether cash shall be paid in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

II.                                   TAX WITHHOLDING

A.                                    The Corporation’s obligation to deliver shares of Common Stock upon a stock issuance, or the exercise of options or stock appreciation rights or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.  The Corporation shall also make appropriate arrangements to satisfy all applicable foreign tax withholding requirements which may be imposed in connection with the grant or exercise of options or stock appreciation rights under the Plan or the issuance or vesting of shares of Common Stock under the Plan.

B.                                    The Plan Administrator may, in its discretion, provide in the respective award agreement that (i) the Corporation, in its discretion, may determine that shares of Common Stock from the award be withheld by the Corporation in satisfaction of all or part of the Withholding Taxes which may become payable in connection with the an award granted under the Plan (pursuant to Article Five Section II.B.1.) and (ii) any or all Optionees or Participants under the Plan (other than the non-employee Board members) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such individuals may become subject in connection with the grant or exercise of their options or stock appreciation rights or the issuance or vesting of their shares.  Such right to an individual may be provided to any such holder in either or both of the following formats:

1.                                      Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of options or stock appreciation rights or the issuance or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum Withholding Taxes required by law) designated by the holder.

2.                                      Stock Delivery:  The election to deliver to the Corporation, at the time the option or stock appreciation right is granted or exercised or the shares are issued or vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option or stock appreciation right exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum Withholding Taxes required by law) designated by the holder.

III.                              EFFECTIVE DATE AND TERM OF THE PLAN

A.                                    The Plan shall become effective immediately upon the Plan Effective Date.  Options may be granted under the Discretionary Option/Stock Appreciation Right Grant Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B.                                    The Plan shall terminate upon the earliest of (i) the tenth anniversary of the Plan Effective Date, (ii) the tenth anniversary of the approval of the Plan by the Corporation’s stockholders, (iii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iv) the termination of all outstanding awards in connection with a Change in Control.  Upon such Plan termination, all option grants and unvested stock issuances outstanding at that time shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.                               AMENDMENT OF THE PLAN

A.                                    The Board shall have complete and exclusive power and authority to amend or modify the Plan or any outstanding award granted under the Plan in any or all respects.  However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, stock appreciation rights or unvested stock issuances at the time outstanding, including restricted stock unit awards or other share-based awards, under the Plan unless the Optionee or the Participant consents to such amendment or modification.  Notwithstanding the foregoing, any amendment to either increase the number of shares that may be issued under the Plan or the Persons eligible to receive awards under the Plan shall require stockholder approval.  In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

B.                                    Options to purchase shares of Common Stock may be granted under the Discretionary Option/Stock Appreciation Right Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the short term applicable federal rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.                                    USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.                               REGULATORY APPROVALS

A.                                    The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B.                                    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII.                          NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon any Optionee or Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of any Optionee or Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VIII.                     SECTION 162(M)

A.                                    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

It is the intent of the Corporation that any options or stock appreciation rights granted under the Plan to a “covered employee” (as that term is defined in Section 162(m) of the Code) with an exercise price of not less than the Fair Market Value per share of Common Stock on the date of grant shall qualify as “qualified performance-based compensation” (within the meaning of Treas. Reg. § 1.162-27(e)) to the extent that options or stock appreciation rights granted under the Plan may qualify as “qualified performance-based compensation” and the Plan shall be interpreted consistently with such intent.  In furtherance of the foregoing, if and to the extent that the Corporation intends that an option or a stock appreciation right granted under the Plan to any covered employee shall qualify as qualified performance-based compensation, all decisions regarding the grant of such option or stock appreciation right shall be made only by members of the Committee who qualify as “outside directors” within the meaning of Treas. Reg. § 1.162-27(e)(3).

B.                                    PERFORMANCE AWARDS.

The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure (i) cash bonuses, (ii) stock options, (iii) stock appreciation rights and (iv) stock issuances, including restricted stock unit awards and other share-based awards, so that (x) the cash bonuses are only payable, (y) the shares of Common Stock received upon exercise of the stock option or stock appreciation right and (z) the shares of Common Stock subject to such stock issuances shall only vest or be issuable upon the achievement of certain pre-established objective corporate performance goals based on one or more of the following criteria: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) direct contribution; (7) net income; pretax earnings; (8) earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) costs or expenses; (15) ratios (including one or more of price-to-earnings, debt-to-assets, debt-to-net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk); (16) unit volume; (17) value creation; (18) market share; (19) market capitalization; (20) employee retention; (21) production metrics; and (22) stock price. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.  In furtherance of the foregoing, if and to the extent that the Corporation intends that an award granted under the Plan pursuant to this paragraph to any covered employee shall qualify as qualified performance-based compensation, all decisions regarding the grant of such award shall be made only by members of the Committee who qualify as “outside directors” within the meaning of Treas. Reg. § 1.162-27(e)(3).

IX.                              SECTION 409A

Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.  Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.

APPENDIX

The following definitions shall be in effect under the Plan:

A.                                    ASSUMED OPTIONS shall mean the stock options assumed by the Corporation from Acacia Research that were exercisable for Acacia Research - CombiMatrix stock and which include, but are not limited to, the options outstanding as of the date of the Transaction that were granted under the Acacia Research Corporation 2002 CombiMatrix Stock Incentive Plan, the CombiMatrix Corporation 1998 Stock Option Plan, the CombiMatrix Corporation 2000 Stock Awards Plan and the Acacia Research Corporation 1996 Stock Option Plan.

B.                                    AWARD shall mean a stock option or stock appreciation right granted under the Discretionary Option/Stock Appreciation Grant Program pursuant to Article Two of the Plan or a grant of unvested shares of Common Stock, a restricted stock unit or other share-based awards granted under the Stock Issuance Program pursuant to Article Three of the Plan.

C.                                    AWARD AGREEMENT shall mean the document(s) evidencing a grant of an option or stock appreciation right under the Discretionary Option/Stock Appreciation Right Grant Program or a Stock Issuance Agreement.

D.                                    BOARD shall mean the Corporation’s Board of Directors.

E.                                     CERTIFICATE OF INCORPORATION shall mean the Certificate of Incorporation of CombiMatrix Corporation filed with the Delaware Secretary of State on the Plan Effective Date and all subsequent amendments, supplements, modifications and replacements thereof.

F.                                      CODE shall mean the Internal Revenue Code of 1986, as amended.

G.                                    COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option/Stock Appreciation Right Grant Program with respect to Section 16 Insiders.

H.                                   COMMON STOCK shall mean the Corporation’s Common Stock (as defined in the Certificate of Incorporation).

I.                                        CORPORATION shall mean CombiMatrix Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of CombiMatrix Corporation, which shall by appropriate action adopt the Plan.

J.                                        DISCRETIONARY OPTION/STOCK APPRECIATION RIGHT GRANT PROGRAM shall mean the Discretionary Option/Stock Appreciation Right Grant Program in effect under Article Two of the Plan.

K.                                    EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

L.                                     EXECUTIVE OFFICER COMMITTEE shall mean the committee comprised of two (2) or more executive officers of the Corporation appointed by the Board to administer the Discretionary Option/Stock Appreciation Right Grant Program and Stock Issuance Program with respect to persons other than Section 16 Insiders, but subject to the applicable limitations and requirements of the Delaware Corporate Law.

M.                                 EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

N.                                    FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)                                     If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)                                  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)                               If the Common Stock is at the time not traded on the Nasdaq National Market or listed on any Stock Exchange, but is regularly traded in any over-the-counter market, then the Fair Market Value shall be the average of the bid and asked prices per share of Common Stock in such over-the-counter market on the date in question.  If there are no bid and asked prices on the date in question, then the Fair Market Value shall be the average of the bid and asked prices in such over-the-counter market on the last preceding date for which such prices exist.

(iv)                              If the Common Stock is at the time not traded as described in (i), (ii) or (iii) above, then the Fair Market Value of a share of Common Stock shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

O.                                    IMMEDIATE FAMILY shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall include adoptive relationships.

P.                                      INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

Q.                                    MISCONDUCT shall, with respect to any Participant, have the meaning specified in the Participant’s award agreement.  In the absence of any definition in the award agreement, “Misconduct” shall have the equivalent meaning or the same meaning as “misconduct” or

“cause” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Corporation or, in the absence of any such agreement or any such definition in such agreement, such term shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary)in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

R.                                    1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

S.                                      NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

T.                                     OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

U.                                    PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V.                                    PARTICIPANT shall mean any person who is issued shares of Common Stock, restricted stock units or other share-based awards under the Stock Issuance Program.

W.                                 PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of continuous duration of twelve (12) months or more.

X.                                    PLAN shall mean the Corporation’s 2006 Stock Incentive Plan, as amended and as set forth in this document.

Y.                                    PLAN ADMINISTRATOR shall mean the particular body, whether the Committee or the Board, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

Z.                                     PLAN EFFECTIVE DATE shall mean the date on which the Plan, as amended and restated, is approved by the stockholders of the Corporation.

AA.                           SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

BB.                           SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

CC.                           SPECIFIED EMPLOYEE shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Corporation and applied uniformly with respect to all plans maintained by the Corporation that are subject to Section 409A.

DD.                           STOCK EXCHANGE shall mean the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange.

EE.                             STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program which may grant restricted stock, restricted stock unit or other share-based awards.

FF.                               STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Three of the Plan.

GG.                           SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

HH.                         10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

II.                                   WITHHOLDING TAXES shall mean the minimum Federal, state and local income and employment withholding taxes to which the holder of options, stock appreciation rights, unvested shares of Common Stock, restricted stock units or other share-based awards may become subject in connection with the exercise or vesting of such Awards.